UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

NOVANTA INC

(Exact name of Registrant as Specified in Its Charter)

New Brunswick, Canada	001-35083	98-0110412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 266-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	NOVT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2019, Novanta Inc. (the “Company”), Novanta Corporation (the “Lead Borrower”), Novanta UK Investments Holding Limited (the “U.K. Borrower”), and Novanta Europe GmbH (the “German Borrower” and, together with the Lead Borrower and the U.K. Borrower, the “Borrowers”) entered into the Third Amended and Restated Credit Agreement (the “Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and lender, BofA Securities, Inc., as joint lead arranger, JP Morgan Chase Bank, N.A., as joint lead arranger, co-syndication agent and lender, Wells Fargo Securities LLC, as joint lead arranger, Wells Fargo Bank, National Association, as co-syndication agent and lender, Silicon Valley Bank, as co-documentation agent and lender, TD Bank, N.A., as co-documentation agent and lender, and Bank of Montreal, as co-documentation agent and lender, and HSBC Bank USA, N.A and HSBC UK Bank PLC., as lenders.

The Agreement amends and restates, in its entirety, the Second Amended and Restated Credit Agreement dated as of May 19, 2016 (as amended from time to time and in effect immediately prior to the effectiveness of the Agreement) among, inter alia, the Company, the Borrowers, Bank of America, N.A., as Administrative Agent, and the lenders party thereto (the “Existing Credit Agreement”). The Existing Credit Agreement was scheduled to mature in May 2021. Outstanding borrowings under the Existing Credit Agreement were $229.0 million as of September 27, 2019, the end of the Company’s third fiscal quarter.

The Agreement provides for an aggregate credit facility of $450.0 million, comprised of a $100.0 million U.S. dollar equivalent euro-denominated (approximately €90.2 million) 5-year term loan facility and a $350.0 million 5-year revolving credit facility (collectively, the “Senior Credit Facilities”). The Senior Credit Facilities mature in December 2024 and include an uncommitted “accordion” feature pursuant to which the commitments thereunder may be increased by an additional $200.0 million in aggregate, subject to the satisfaction of certain customary conditions.

Loans under the Agreement bear interest at the Base Rate plus a margin ranging between 0.25% and 1.25% per annum, determined by reference to the Company’s consolidated leverage ratio, or LIBOR or EURIBOR, as applicable, plus a margin ranging between 1.25% and 2.25% per annum, determined by reference to the Company’s consolidated leverage ratio.  In addition, the Company is obligated to pay a commitment fee on the unused portion of the revolving credit facility, ranging between 0.20% and 0.40% per annum, determined by reference to the Company’s consolidated leverage ratio.

The Agreement contains various customary representations, warranties and covenants applicable to the Company and its subsidiaries, including, among others: (i) limitations on fundamental changes involving the Company and its subsidiaries; (ii) limitations on the disposition of assets; and (iii) limitations on indebtedness, investments, and liens.  The Agreement also requires the Company to satisfy certain financial maintenance covenants on a quarterly basis, including maintaining a minimum consolidated fixed charge coverage ratio of 1.50:1.00 and a maximum consolidated leverage ratio of 3.50:1.00, with a step up to 4.00:1.00 for the four consecutive quarters following an acquisition with an aggregate consideration greater than or equal to $50.0 million.

The obligations of the Company under the Senior Credit Facilities are secured on a senior basis by a lien on substantially all of the assets of the Company. The Agreement also contains customary events of default.

The term loan facility requires quarterly scheduled principal repayments of 1.25% of the initial aggregate principal amount of the term loan facility (approximately €1.1 million) beginning in March 2020 with the remaining principal balance due on December 31, 2024, if the maturity date of the term loan facility is not otherwise extended. Subject to certain exceptions, the Company will be required to prepay outstanding loans under the Agreement with the net proceeds of certain asset dispositions and incurrences of certain debt. The Company may voluntarily prepay loans or reduce commitments under the Senior Credit Facilities, in whole or in part, without premium or penalty, subject to certain minimum principal amounts.

The foregoing summary of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Third Amended and Restated Credit Agreement, a copy of which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in connection with the Third Amended and Restated Credit Agreement is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Third Amended and Restated Credit Agreement, dated as of December 31, 2019, by and among Novanta Corporation, Novanta Inc., Novanta UK Investments Holding Limited, Novanta Europe GmbH, Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and lender, BofA Securities, Inc., as Joint Lead Arranger, JP Morgan Chase Bank, N.A., as Joint Lead Arranger, Co-Syndication Agent and lender, Wells Fargo Securities LLC, as Joint Lead Arranger, Wells Fargo Bank, National Association, as Co-Syndication Agent and lender, Silicon Valley Bank, as Co-Documentation Agent and lender, TD Bank, N.A., as Co-Documentation Agent and lender, Bank of Montreal, as Co-Documentation Agent and lender, and HSBC Bank USA, N.A and HSBC Bank UK., as lenders. (Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Novanta Inc.
(Registrant)

Date: January 3, 2020	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer